   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996
                                                REGISTRATION NO. 333-12687

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                               KUHLMAN CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    58-2058047
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                            3 Skidaway Village Square
                             Savannah, Georgia 31411
                                 (912) 598-7809
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             RICHARD A. WALKER, Esq.
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
                               Kuhlman Corporation
                            3 Skidaway Village Square
                             Savannah, Georgia 31411
                                 (912) 598-7809
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
                          Copies of Communications to:

                              DALIUS F. VASYS, Esq.
                        Vedder, Price, Kaufman & Kammholz
                           222 N. LaSalle, Suite 2600
                                Chicago, IL 60601
                                 (312) 609-7500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                              --------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED                PROPOSED                  AMOUNT
                                              AMOUNT TO           MAXIMUM                 MAXIMUM                     OF
          TITLE OF EACH CLASS OF                 BE            OFFERING PRICE            AGGREGATE               REGISTRATION
       SECURITIES TO BE REGISTERED           REGISTERED        PER SHARE (1)         OFFERING PRICE (1)             FEE(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share
Preferred Stock Purchase Rights (2)           329,236               $14.375              $4,732,768               $1,632.00(3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange for the Registrant's Common Stock on October 4,
     1996.

(2) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") owned pursuant to a Rights Agreement dated as of April 28, 1987, as amended on February 24, 1995, between the Registrant and Harris Trust and Savings Bank, as successor rights agent. Until the occurrence of certain proscribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock, and will be transferred along with and only with such securities. Thereafter, separate certificates will be issued representing one Right for each share of Common Stock, subject to adjustment for dilution.

(3) A registration fee of $50.00 was previously paid upon the original filing of the Registration Statement.

                              --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

P R O S P E C T U S

                                  329,236 SHARES

                               KUHLMAN CORPORATION

                                  COMMON STOCK
                              --------------------


     This Prospectus relates to the offer and sale of shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Kuhlman Corporation, a Delaware corporation (the "Company"). The Shares may be offered and sold from time to time by certain selling shareholders of the Company (the "Selling Shareholders") in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Sale of the Shares."

     The Selling Shareholders acquired the Shares on October 8, 1996 in connection with the acquisition by a wholly-owned subsidiary of the Company of substantially all of the assets of a company owned by the Selling Shareholders. See "Recent Development." The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholders" and "Sale of the Shares."

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. A wholly-owned subsidiary of the Company has agreed to bear all expenses (other than underwriting discounts, broker or dealer commissions, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders and to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act.

     The Common Stock is listed on the New York Stock Exchange. On October 4, 1996, the last reported sale price of the Common Stock of the Company on the New York Stock Exchange was $14.375 per share.


                              --------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


                The date of this Prospectus is October 9, 1996.

                              AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the Shares to be sold pursuant to this offering.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

     CERTAIN DOCUMENTS PREVIOUSLY FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." COPIES OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED UPON REQUEST TO THE SECRETARY, KUHLMAN CORPORATION, 3 SKIDAWAY VILLAGE SQUARE, SAVANNAH, GEORGIA 31411, (TELEPHONE:
(912) 598-7809).

     The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, as well as the Registration Statement, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

                                   THE COMPANY


     The Company is a holding company that owns and manages a group of operating companies, which are organized into two business segments, Electrical Products and Industrial Products. In the Electrical Products Segment, the Company designs, manufactures and markets electrical utility and industrial type transformers for various markets and industries involved in electrical distribution systems; and manufactures and markets electronic and electrical wire and cable products for numerous commercial, industrial and consumer uses. In the Industrial Products Segment, the Company designs, manufactures and markets turbochargers, engine cooling fans, fan drives and crankshaft vibration dampers used in diesel and gasoline engines for truck, agricultural, construction and other industrial applications; and spring products and metal stampings used by other manufacturers in their products or production process.

     The Company's principal executive offices are located at 3 Skidaway Village Square, Savannah, Georgia 31411. Its telephone number is (912) 598-7809.

                               RECENT DEVELOPMENT

     On October 8, 1996, the Company's wholly-owned subsidiary, Coleman
Cable Systems, Inc., a Delaware corporation ("Coleman"), acquired substantially all of the assets of Web Wire Products, Inc., a Florida corporation ("Web Wire"), and assumed certain liabilities of Web Wire (the "Acquisition") pursuant to a Reorganization and Asset Acquisition Agreement dated as of September 20, 1996, as amended (the "Asset Acquisition Agreement") among the Company, Coleman, Web Wire and the Selling Shareholders. Web Wire is a manufacturer of battery cables, ignition wire sets and related products. Pursuant to the direction of Web Wire and in pursuance of its liquidation, the Company issued the Shares to the Selling Shareholders in equal parts. Of the 329,236 Shares issued in connection with the Acquisition, 150,168 Shares are held in escrow and may be released to the Selling Shareholders periodically from December 31, 1996 through on or about August 31, 1998 or retired by the Company in accordance with certain provisions of the Asset Acquisition Agreement. Pursuant to the Asset Acquisition Agreement, the number of Shares issued to the Selling Shareholders at closing is subject to adjustment based upon the determination subsequent to the closing of the changes in certain assets and liabilities of Web Wire between August 31, 1996 and the closing. Under the terms of the Asset Acquisition Agreement, the Company agreed to register the Shares for resale by the Selling Shareholders and Coleman has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the registration provisions of the Asset Acquisition Agreement.

                              SELLING SHAREHOLDERS

     The Shares covered by this Prospectus are being offered and sold by the persons listed below (the "Selling Shareholders"). Subject to adjustment pursuant to the Asset Acquisition Agreement, the Company has issued an aggregate of 329,236 Shares to the Selling Shareholders in connection with the consummation of the Acquisition. The 329,236 Shares owned by the Selling Shareholders represent all of the Common Stock presently owned by them.

     The following table shows as to each Selling Shareholder the number of Shares owned by each Selling Shareholder prior to this offering and the number of Shares being registered hereby:

                                                                    Number of
                               Shares owned         Number        Shares owned
                                 Prior to          of Shares          After
 Name                            Offering        Registered(1)     Offering(1)
 ----                            --------        -------------     -----------

 Harold Lowenstein . . . . .         0             164,618              0
 Allan R. Walch  . . . . . .         0             164,618              0
                                 --------        -------------     -----------
                Total  . . .         0             329,236              0


(1) Includes 150,168 Shares subject to escrow as set forth in the Asset Acquisition Agreement. See "Recent Development."

     Under the terms of the Asset Acquisition Agreement, the Company agreed to file a registration statement with respect to the potential resale of the 329,236 Shares and to maintain the effectiveness of such registration statement for a period of thirty months from the date of this Prospectus. All of the registration and qualification fees, printing and accounting fees, and fees and disbursements of the Company's or Coleman's legal counsel incurred in connection with the registration of the Shares will be paid by Coleman; provided, however, that any underwriters' discounts, broker or dealer commissions, and fees and expenses of counsel or other advisors to the Selling Shareholders will be borne by the Selling Shareholders. Subject to the escrow provisions of the Asset Acquisition Agreement, the 329,236 Shares may be offered and sold from time to time within such thirty month period as determined by the Selling Shareholders. See "Recent Development."

                               SALE OF THE SHARES

     Sales of the Shares may be made by the Selling Shareholders, or, subject to applicable law, by pledgees, donees, transferees or other successors in interest, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale.
Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

     The Company has advised the Selling Shareholders of their obligations under the Exchange Act to avoid market manipulation of the Shares (including, without limitation, their obligation not to purchase or solicit purchases by others of any of the Shares during the two business days preceding the commencement of any offers or sales of the Shares by any of the Selling Shareholders) until the offering pursuant to this Prospectus by all Selling Shareholders has been completed.

     The Company also has advised the Selling Shareholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Shares.

                                  LEGAL MATTERS

     A legal opinion to the effect that the Shares are validly issued, fully paid and nonassessable has been rendered by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.

                                     EXPERTS

     The financial statements and schedule of the Company for the year ended December 31, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-7695) are incorporated herein by this reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

          (3) The Company's Current Reports on Form 8-K dated September 3, 1996 and September 25, 1996;

          (4) The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-A, as amended.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporates by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.


                    ----------------------------------------


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                    ----------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 4.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Registration fee to the Securities and Exchange
   Commission                                           $1,632.00
 New York Stock Exchange Listing Fee . . . . . . . .     1,153.00
 Accounting fees and expenses  . . . . . . . . . . .     1,000.00
 Legal fees and expenses . . . . . . . . . . . . . .     5,000.00
 Miscellaneous expenses  . . . . . . . . . . . . . .     2,000.00
                                                        ---------
           Total . . . . . . . . . . . . . . . . . .   $10,785.00
                                                        ---------
                                                        ---------

     The foregoing items, except for the SEC registration fee and the New York Stock Exchange listing fee, are estimated. A wholly-owned subsidiary of the Registrant has agreed to bear all expenses (other than underwriters' discounts, broker or dealer commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, the Company has purchased such insurance on behalf of its directors and officers.

     The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 16.  EXHIBITS

3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to Registrant's Form 10-Q for the quarter ended June 30,
     1993).

3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant dated May 31, 1995 (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-58133).

3.3 Certificate of Voting Powers, Designations, Preferences, and Relative, Participating, Optional, or Other Special Rights, and the Qualifications, Limitations, or Other Restrictions thereof of the Junior Participating Preferred Stock, Series A of the Registrant dated May 31, 1995 (incorporated by reference to Exhibit 3.3 to Registrant's Form 10-K for the year ended December 31, 1995).

3.4 Bylaws (incorporated by reference to Exhibit 36 to the Registrant's Form 10-K for the year ended December 31, 1993).

3.5 Rights Agreement dated as of April 28, 1987 between the Registrant and Manufacturers National Bank of Detroit, as rights agent (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated May 5, 1987).

3.6 Amendment to Rights Agreement dated as of February 24, 1995, between the Registrant and Harris Trust and Savings Bank, as successor rights agent (incorporated by reference to Exhibit 3.5 to the Registration Statement No. 33-58133).

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-58133).

5.1 Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the securities being registered.


23.1 Consent of Arthur Andersen LLP.*

23.2 Consent of Vedder, Price, Kaufman & Kammholz (contained in Exhibit 5.1 hereto).

24.1 Power of Attorney (see signature page to the Registration Statement as originally filed).*


99.1 Reorganization and Asset Acquisition Agreement dated September 20, 1996 among the Registrant, Coleman Cable Systems, Inc., Web Wire Products, Inc., Harold Lowenstein and Allan R. Walch (the "Acquisition Agreement").*


99.2 Amendment No. 1 to Acquisition Agreement.

99.3 Amendment No. 2 to Acquisition Agreement.


*Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on October 8, 1996.

                                             KUHLMAN CORPORATION




                                             By:    /s/ Robert S. Jepson, Jr.
                                                  ------------------------------
                                                  Robert S. Jepson, Jr.
                                                  Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                        TITLE                    DATE


/s/ Robert S. Jepson, Jr.          Chairman of the Board and       October 8,
--------------------------------   Chief Executive Officer            1996
Robert S. Jepson, Jr.              (Principal Executive Officer)
                                   and Director

/s/ Vernon J. Nagel*               Executive Vice President of     October 8,
--------------------------------   Finance, Chief Financial           1996
Vernon J. Nagel                    Officer and Treasurer
                                   (Principal Financial and
                                   Accounting Officer)

/s/ Curtis G. Anderson*            President, Chief Operating      October 8,
--------------------------------   Officer and Director               1996
Curtis G. Anderson

/s/ William E. Burch*              Director                        October 8,
---------------------------------                                     1996
William E. Burch

/s/ Steve Cenko*                   Director                        October 8,
---------------------------------                                     1996
Steve Cenko

/s/ Gary G. Dillon*                Director                        October 8,
---------------------------------                                     1996
Gary G. Dillon

/s/ Alexander W. Dreyfoos, Jr.*    Director                        October 8,
---------------------------------                                     1996
Alexander W. Dreyfoos, Jr.

/s/ William M. Kearns, Jr.*        Director                        October 8,
---------------------------------                                     1996
William M. Kearns, Jr.

/s/ Robert D. Kilpatrick*          Director                        October 8,
---------------------------------                                     1996
Robert D. Kilpatrick

/s/ George J. Michel, Jr.*         Director                        October 8,
---------------------------------                                     1996
George J. Michel, Jr.

/s/ General H. Norman Schwarzkopf* Director                        October 8,
---------------------------------                                     1996
General H. Norman Schwarzkopf


*By /s/ Robert S. Jepson, Jr.
---------------------------------
Robert S. Jepson, Jr., pursuant to the Power of Attorney filed with the Registration Statement.

                                  EXHIBIT INDEX


3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to Registrant's Form 10-Q for the quarter ended June 30,
     1993).

3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant dated May 31, 1995 (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-58133).

3.3 Certificate of Voting Powers, Designations, Preferences, and Relative, Participating, Optional, or Other Special Rights, and the Qualifications, Limitations, or Other Restrictions thereof of the Junior Participating Preferred Stock, Series A of the Registrant dated May 31, 1995 (incorporated by reference to Exhibit 3.3 to Registrant's Form 10-K for the year ended December 31, 1995).

3.4 Bylaws (incorporated by reference to Exhibit 36 to the Registrant's Form 10-K for the year ended December 31, 1993).

3.5 Rights Agreement dated as of April 28, 1987 between the Registrant and Manufacturers National Bank of Detroit, as rights agent (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated May 5, 1987).

3.6 Amendment to Rights Agreement dated as of February 24, 1995, between the Registrant and Harris Trust and Savings Bank, as successor rights agent (incorporated by reference to Exhibit 3.5 to the Registration Statement No. 33-58133).

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-58133).

5.1 Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the securities being registered.


23.1 Consent of Arthur Andersen LLP.*

23.2 Consent of Vedder, Price, Kaufman & Kammholz (contained in Exhibit 5.1 hereto).

24.1 Power of Attorney (see signature page to the Registration Statement as originally filed).*


99.1 Reorganization and Asset Acquisition Agreement dated September 20, 1996 among the Registrant, Coleman Cable Systems, Inc., Web Wire Products, Inc., Harold Lowenstein and Allan R. Walch (the "Acquisition Agreement").*


99.2 Amendment No. 1 to Acquisition Agreement.

99.3 Amendment No. 2 to Acquisition Agreement.

------------------------------------

     *Previously filed.